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                                                                    EXHIBIT 10.4

                                     LEASE
                              One Fountain Square


    THIS LEASE, made as of this 1st day of May, 1995, by and between Provident Life and Accident Insurance Company, with a principal place of business at One Fountain Square, Chattanooga, Tennessee 37402 (sometimes referred to as "Provident" or "Lessor") and Healthsource Provident Administrators, Inc., a Tennessee corporation with a principal office at One Fountain Square, Chattanooga, Tennessee 37402 (sometimes referred to as "Healthsource" or "Lessee").

                             W I T N E S S E T H :

    1.   Leased Premises.

    Lessor, in consideration of the covenants of Lessee hereinafter recited, does hereby lease to Lessee space in the Main Building and the West Building which are located on the property One Fountain Square, in Chattanooga, Tennessee (the "Property") shown on Schedule 1 to be attached hereto (the "Leased Premises"). The Leased Premises may change, however, as certain Transferred Employees' work stations are relocated from their current locations in the Main Building or the West Building to other locations within the Main Building or the West Building in accordance with the Third Amendment to the Asset and Stock Purchase Agreement (the "Third Amendment Relocation"). Upon completion of the Third Amendment Relocation, Lessor and Lessee agree to attach a new Schedule 1 to this Lease.

    2.   Common Areas.

    Lessor grants Lessee the non-exclusive privilege to use the following Common Areas: Main Building and West Building, use of lobbies, public hallways and outside walkways. Lessee shall also have a non-exclusive right of access in common with Lessor, other tenants and its and their business invitees, agents, successors and assigns, in and to the parking areas, driveways, sidewalks and access roads serving the Main Building and West Building and the lavatories, lobbies and cafeteria and other areas within the Buildings which may be designated by Lessor as common area.

    3.   Term.

    The term of this Lease is four (4) years (through May 31, 1999) unless sooner terminated in accordance with Section 14 below.

    4.   Rent.

    The annual rent shall be determined by multiplying the Net rentable square footage (as defined in the Builders Owners Managers Association ("BOMA")) of the Leased Premises occupied by Lessee (as reflected on the then current
Schedule 1) by a certain rental rate. The rental rate for the portions of the Leased Premises located on Levels A and B of the West Building and Levels A and B of the Main Building is $10.50 per rentable square foot for the first year. The rental rate for Floors 1-4 of the West Building and Floors 1-7 of

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the Main Building is $14.35 per rentable square foot per year (collectively, the "Annual Rent"). The Annual Rent shall be payable in advance commencing on the date hereof and on the first day of each month thereafter in twelve (12) equal monthly installments.

    5.   Covenant of Quiet Enjoyment

    Lessor hereby covenants and agrees that Lessee, upon paying the rent herein provided and performing the agreements herein contained, shall peaceably hold the Leased Premises.

    6.   Use of Leased Premises.

    Lessee may use the Main Building and West Building for the purpose of office space. Lessee shall not use the Leased Premises for the generation, storage or treatment of any hazardous waste or substance which is regulated by any federal, state or local statute, regulation or order and hereby certifies that its operation or other use of the Leased Premises will not involve any such hazardous waste or substance.

    7.   Taxes and Operating Expenses; Gross Lease

    Lessor shall provide electricity, septic, heat, air conditioning and hot and cold water to the Leased Premises. Heat and air conditioning shall be supplied during the hours of 7:30 a.m. to 6:00 p.m., and at other times requested by Lessee at a reasonable charge to Lessee. Lessor shall maintain the Leased Premises consistent with the standards of an office building. Accordingly, Lessor is responsible, at its sole expense, for timely and properly performing all repairs, maintenance and replacement of the Leased Premises and access thereto, including repairs and alterations necessary to keep the Leased Premises in a first class condition, in compliance with all building, fire and life safety codes, in compliance with all zoning and environmental protection laws (including maintaining a so-called sick free building) and in compliance with OSHA, ADA, and local/state storm drainage, fire zone and other ordinances.

    The Rent set forth above includes real estate taxes, water and sewer charges, storm drainage assessments and other governmental charges (collectively "Taxes") as well as all costs and expenses of management, excluding facilities planning and telecommunications, ownership, operation and maintenance of the Leased Premises ("Operating Expenses") including building and cleaning supplies and equipment, costs of maintenance, cleaning, repairs, landscaping, trash removal, water, electricity, gas, telephone and other utilities, wages, salaries, employment taxes, janitorial, gardening, security, elevator servicing, painting, plumbing, electrical, carpentry and window washing for the first year of this Lease. Commencing one (1) year from the date hereof, Lessee shall pay its Proportionate Share of the amount by which the Taxes and Operating Expenses (excluding the cost of electricity to operate the data processing center and computer equipment in the West Building which shall be separately metered and the sole responsibility of Provident) exceed the actual first year expenses. Lessee's Proportionate Share shall be the quotient obtained by dividing the total rentable square feet occupied by

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Lessee (based on an annual average) by the total rentable square feet of the
West Building and the Main Building. The total rentable square footage of the West Building and Main Building is 755,432 (excluding the atrium, cafeteria serving and seating areas, kitchen and dining rooms on the first floor of the West Building). Furthermore, Lessee shall not be responsible for increases in Operating Expenses greater than five Percent (5%), per annum (other than Operating Expenses such as Taxes and utilities whose cost is not within Lessor's control).

    8.   Additional Rent for Parking for Headquarters Transferees.

    As of the Physical Closing Date, the Headquarters Transferees shall park in the parking spaces assigned to them and Provident shall continue to administer the parking lots and assignments of parking spaces in substantially the same manner as it currently administers them including the queuing process for new employees that work in the Main Building or the West Building (hereinafter "Parking"). Lessor shall charge its employees and Lessee's Headquarters Transferees the same rate for parking, i.e., if Provident raises the charge to its employees for parking from the current charge per employee of $4.50 per pay period to $7.00 per pay period, each Headquarters Transferee would pay $7.00 per pay period for his or her parking space. Each month, Lessee shall pay in advance to Lessor, as additional Rent for parking, Provident's then current rate for an employee parking space ($4.50 per pay period as of Closing) multiplied by the number of Headquarters Transferees that have parking spaces assigned to them in Lessor's parking lots.

    9.   Maintenance and Repairs by Lessee.

    Lessee agrees, at its sole expense, to keep and maintain its personal property, in good, sanitary and neat order, condition and repair, as may be necessary or required for its use of said Leased Premises.

    10.  Alterations and Improvements.

    Lessee is permitted to make non-structural alterations to the interior of the Leased Premises so long as (i) such alterations/additions do not adversely affect the structural integrity of the Leased Premises or the building of which it is a part, (ii) Lessee is solely responsible for any increase in Taxes or Operating Expenses resulting therefrom, and (iii) Lessee provides Lessor with reasonable advance notice of its intent to make alterations. All alterations will be done in a good and workmanlike manner, lien free, and in accordance with all applicable laws, codes, ordinances and permits. Lessee agrees to defend, indemnify and hold Lessor harmless from any and all mechanic's liens and other costs or damages suffered by Lessor as a result of said alterations.

    11.  Fixtures.

    The parties agree that any personal property owned by Lessee which may be attached to the real estate by screws, nails or other readily detachable means, may be removed at the stated expiration of this Lease provided that all damage to the Leased Premises occasioned by such removal shall be repaired by

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Lessee at his own expense to the satisfaction of Lessor, and any such fixtures not removed by the stated expiration of this Lease, or not susceptible to removal as aforesaid, shall be considered and remain as a part of the real estate.

    12.  Assignment and Sublease.

    Lessee may assign or sublet the Leased Premises, in whole or in part to any (i) parent, subsidiary or affiliate of Lessee , or (ii) a corporation succeeding to all or substantially all of the assets of Lessee as a result of a sale, acquisition, consolidation or merger, or (iii) a corporation to which all or substantially all of the assets of Tenant have been sold, with the prior written consent of Lessor which consent shall not be unreasonably withheld.. All other assignments and subleases shall require the prior written consent of Lessor. If Lessee shall sublet or assign the Leased Premises, Lessee shall, however, remain liable to Lessor for all rentals called for under the term of this Lease and performance of all covenants herein.

    13.  Insurance.

    Lessee shall maintain comprehensive liability insurance in the name of and for the benefit of Lessee and Lessor (as an additional insured), which will be written on an occurrence form, including broad form endorsement, products/completed operations coverage, personal injury liability coverage, broad form property damage liability coverage and contractual liability coverage. Such insurance must be carried at a minimum of $1,000,000.00 per person and $3,000,000.00 per occurrence. Lessee shall maintain insurance which contains fire and extended coverage on a replacement basis upon its trade fixtures or equipment or improvements erected or installed by it on the Leased Premises. All policies must be taken in companies authorized to do business in Tennessee and must be in form satisfactory to Lessor. Lessee shall furnish to Lessor a certificate of such insurance which provides that the insurance indicated therein will not be cancelled or modified without a least twenty (20) days written notice to Lessor.

    Lessor shall maintain fire and extended coverage insurance on a replacement basis on the Building. In the event of loss, Lessee shall cooperate with Lessor and any mortgagee in connection with the collection of claims and shall execute and deliver to Lessor such proofs of loss, releases and other instruments as may be necessary to settle any such claims and obtain the proceeds thereof.

    To the extent permitted without prejudice to any rights of Lessor or Lessee under the applicable insurance policies referred to in this Lease, each party will be held free and harmless from liability for loss or damage to the Leased Premises and the common areas by fire, the extended coverage perils, sprinkler leakage, vandalism and malicious mischief or other act, if and to the extent actually insured against, whether or not such loss or damage is the result of the negligence of Lessee or Lessor, its employees or agents. This section does not impose any added obligation or expense on either party nor

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require that it carry any additional insurance of any kind and is to be construed only as a limitation upon the rights of the insurance carriers to subrogation.

    14.  Events of Default and Remedies.

         A.   Default by Lessee:

              (1) failure by Lessee to make any payment by the tenth (10th) day of the month in which such payment is due or failure by Lessee to observe or perform any non-monetary covenant, condition or agreement on its part in this Lease to be observed or performed for a period of thirty (30) days after written notice specifying such failure and requesting that it be remedied.

              (2) filing by Lessee of a voluntary petition, or the filing against Lessee of an involuntary petition, in bankruptcy, or failure by Lessee promptly to lift any execution, garnishment or attachment of such consequence as will materially impair its ability to carry on its business at the Leased Premises, or the commission by Lessee of any act of bankruptcy, or the insolvency of Lessee, or adjudication of Lessee as a bankrupt, or assignment by Lessee under the bankruptcy laws of the United States of America or of any state, or the entry by Lessee into an agreement of composition with its creditors, or the institution of any proceedings for any relief of Lessee under any bankruptcy or insolvency laws or any laws relating to the relief of debtors, readjustment of indebtedness arrangements, composition or extension.

         B.   Lessor's Remedies

         Upon any default by Lessee, Lessor may, at its option;

              (1) Declare all installments of rent payable for the remainder of the lease term to be immediately due and payable and (subject to Lessor's duty to take reasonable steps to mitigate its damages as set forth below) thereupon the same shall become immediately due and payable;

              (2) Re-enter and take possession of the Leased Premises without terminating this Lease, and sublease the Leased Premises for the account of Lessee, holding Lessee liable for the difference in the rent and other amounts payable for such sublessee in such subleasing and the rents and other amounts payable by Lessee hereunder;

              (3) Terminate the lease and exclude Lessee from possession of the Leased Premises and use its best efforts to lease the Leased Premises to another for the account of Lessee, holding Lessee liable for all rent and other payments due up to the effective date of such leasing; and,

              (4) Lessor may take whatever action at law or in equity that may appear necessary or desirable to collect the rent and any other amounts payable by Lessee hereunder, then due and thereafter to become due, or to enforce performance and observance of any obligation, agreement or covenant of Lessee under this Lease.

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    In exercising any of its remedies set forth hereunder or otherwise reserved to it, Lessor agrees that it will take reasonable steps to mitigate the damages caused by Lessee's default hereunder; provided, however, that the reasonable costs to Lessor of such steps shall be additional rent due from Lessee to Lessor hereunder and Lessee covenants and agrees to pay the same upon demand.

         C.   Default by Lessor:

              (1) failure by Lessor to observe or perform any covenant, condition or agreement on its part in this Lease to be observed or performed for a period of thirty (30) days after written notice specifying such failure and requesting that it be remedied.

              (2) filing by Lessor of a voluntary petition, or the filing against Lessor of an involuntary petition, in bankruptcy, or failure by Lessor promptly to lift any execution, garnishment or attachment of such consequence as will materially impair its ability to carry on its business at the Leased Premises, or the commission by Lessor of any act of bankruptcy, or the insolvency of Lessor, or adjudication of Lessor as a bankrupt, or assignment by Lessor under the bankruptcy laws of the United States of America or of any state, or the entry by Lessor into an agreement of composition with its creditors, or the institution of any proceedings for any relief of Lessor under any bankruptcy or insolvency laws or any laws relating to the relief of debtors, readjustment of indebtedness arrangements, composition or extension.

         D.   Lessee Remedies.

         Upon any default by Lessor, Lessee may, at its option:

         Perform repairs and/or maintenance and deduct the cost thereof from Rent, terminate the Lease (this right may only exercised in the Event of a Default under 14.C(2), bring a suit for damages or bring a suit for specific performance.

      15.  Damage, Destruction and Condemnation.

         A. Definition of "Substantial Damage" and "Partial Damage". The term "substantial damage" shall refer to damage which is of such a character that in Lessor's reasonable opinion the same cannot, in ordinary course, be expected to be repaired within 90 calendar days from the time that such repair
work would commence.     Any damage which is not "substantial damage" is
"partial damage";

         B. Partial Damage to the Building. If during the term hereof there shall be partial damage to the Leased Premises or Parking by fire or other casualty and if such damage shall materially interfere with Lessee's use of the Leased Premises, Lessor shall promptly proceed to restore the Leased Premises to substantially the condition in which it was immediately prior to the occurrence of such damage;


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         C.   Substantial Damage to the Building.  If during the term hereof there shall be substantial damage to a substantial portion of the Leased Premises or Parking by fire or other casualty and if such damage shall materially interfere with Lessee's use of the Leased Premises, Lessor shall promptly restore the Leased Premises to the extent reasonably necessary to enable Lessee's use of the Leased Premises, unless Lessor or Lessee, within forty-five (45) days after the occurrence of such damage, shall give notice to the other party that it elects to terminate this Lease. Upon such notice, then this Lease shall terminate as of the date of such notice with the same force and effect as if such date were originally established as the expiration date hereof;

         D. Abatement of Rent. If during the term hereof the Leased Premises or Parking shall be damaged by fire or casualty and if such damage shall materially interfere with Lessee's use of the Leased Premises, a just proportion of the rent shall abate for the period in which, by reason of such damage, there is such interference with Lessee's use of the Leased Premises; and,

         E. In the event of any damage or destruction, and this Lease is not so terminated, Lessor shall exercise reasonable efforts immediately to commence and complete such repairs or restoration; provided Lessor shall not be required to expend more than the net proceeds of insurance in repairing such damage, unless, if the damage is more extensive than is compensable by such net proceeds, Lessee, by immediate written notice to Lessor, agrees to furnish the excess amount required to repair or restore;

         F. Condemnation. If the Leased Premises or any portion thereof are taken under the power of eminent domain, or sold under the threat of the exercise of said power (all of which are herein called "condemnation"), this Lease shall terminate as to the part so taken as of the date the condemning authority takes title or possession, whichever first occurs. If more than fifty percent (50%) of the Parking or of the floor area of the improvements on the Leased Premises is taken by condemnation, Lessee may, at Lessee's option, to be exercised in writing within ten (10) days after Lessor shall have given Lessee written notice of such taking (or in the absence of such notice, within ten (10) days after the condemning authority shall have taken possession) terminate this Lease as of the date the condemning authority takes such possession. If Lessee does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Leased Premises remaining, except that the rent shall be reduced in the proportion that the floor area of the Leased Premises taken bears to the total floor area of the Leased Premises. Any award for the taking of all or any part of the Leased Premises under the power of eminent domain or any payment made under threat of the exercise of such power shall be the property of Lessor, whether such award shall be made as compensation for diminution in value of the leasehold or for the taking of the fee, or as severance damages; PROVIDED, HOWEVER, that Lessee shall be entitled to any award for loss of or damage to Lessee's trade fixtures and Lessee's removable personal property.
In the event that this Lease is not terminated by reason of such condemnation, Lessor shall, to the extent of severance damages received by Lessor in connection with such condemnation, repair any damage to the Leased Premises

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caused by such condemnation except to the extent that Lessee has been reimbursed therefor by the condemning authority.

    16.  Subordination.

    This Lease shall be subordinate to any mortgage or deed of trust encumbering the Leased Premises, now existing or hereafter arising. Lessor shall provide Lessee with a Non-Disturbance Agreement from such trustee/mortgagee whereby such trustee/mortgagee agrees to honor Lessee's lease of Leased Premises provided Lessee is not in default under Lease irrespective of whether Lessor is in default under its deed of trust/mortgage. At Lessor's request, Lessee shall execute and deliver estoppel certificates and subordination, non-disturbance and attornment agreements to Lessor, any mortgagee or beneficiary of a deed of trust or, with respect to estoppel certificates to any prospective purchaser of the Property in form and substance reasonably satisfactory to Lessor and Lessee.

    17.  Miscellaneous.

         A. Any written notice, required by this Lease shall be deemed given if sent by certified mail, postage prepaid or by overnight courier with a national reputation for reliability, to the address set forth in the beginning of this Lease or to such other person or persons at such address or addresses as may be designated by written notice to the other parties hereunder.

         B. This Lease shall be binding upon and inure to the benefit of the heirs, executors, administrators, successors and permitted assigns of the parties hereto.

         C. Any acceptance of rent or consent, express or implied, by Lessor to any breach by Lessee of any covenant or condition hereunder shall not constitute a waiver by Lessor of any prior or succeeding breach by Lessee of the same or any other covenant or condition of this Lease.

         D. In the event any provision of this Lease shall be held invalid or unenforceable by any court of competent jurisdiction or by any future legislative action, such holding or such action shall not invalidate or render unenforceable any other provisions hereof.

         E. This Lease may be amended, changed, modified, altered or terminated only with the written consent of the parties hereto.

         F. This Lease may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

         G. This Lease shall be governed exclusively by the applicable laws of the State of Tennessee.

         H. No remedy herein conferred upon or reserved to Lessor is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every

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other remedy given under this Lease or now or hereafter existing at law or in equity or by statute. No delay or omission to exercise any right or power accruing upon default shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. In order to entitle Lessor to exercise any remedy reserved to it in this Section, it shall not be necessary to give any notice, other than such notice as may be herein expressly required.

         I.   Intentionally Deleted.

         J. Any controversy or claim arising out of, or relating to this Agreement, the breach hereof, or coverage of this arbitration provision which is not settled by the Parties, shall be settled by arbitration which shall be conducted expeditiously and confidentially in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA") in New York City as such rules shall be in effect on the date of delivery of demand for arbitration. Any such arbitration shall be heard and conducted in New York City. Notwithstanding the rules of the AAA, the arbitration panel in any such arbitration shall consist of three (3) persons. Within twenty (20) days of any delivery of any demand of arbitration hereunder, Lessor and Lessee shall each appoint one (1) arbitrator and the two (2) arbitrators so selected shall appoint the third arbitrator within twenty (20) days of their appointment. In the event the two (2) selected arbitrators are unable to agree upon the selection of a third arbitrator after reasonable efforts, a panel of seven (7) qualified persons, who do not reside or primarily do business in the States of New Hampshire or Tennessee shall be requested from the AAA. The parties shall alternately strike one (1) person with the last remaining person being the third designated arbitrator. Any arbitrator so selected pursuant to this Agreement may come from any state in the United States. Each party shall pay the fees of his own attorneys, expenses of witnesses and all other expenses connected with the presentation of such party's case. One-half (1/2) of any remaining costs of any arbitration to which the Lessee is a party, including the cost of the record or transcripts thereof, if any, administrative fees, and all other fees involved, shall be paid by the Lessee, and the remaining one-half (1/2) shall be paid by Lessor. All conclusions of law reached by the arbitrators shall be made in accordance with the internal substantive laws of the State of Tennessee without regard to conflict of law principles. Any award rendered by the arbitrator(s) shall be accompanied by a written opinion setting forth the findings of fact and conclusions of law relied upon in reaching their decision and each party shall have the right to offset all amounts due pursuant to an award from any amounts due to the other party under any other agreement, arrangement or relationship between them. Judgment upon the award rendered by the arbitrators may be entered by any court having jurisdiction thereof. Lessee and Lessor agree that the existence, conduct and content of any such arbitration shall be kept confidential and no party shall disclose to any person any information about such arbitration, except as may be required by law or for financial reporting purposes in each party's financial statements.

         k. All capitalized terms that are used but not defined herein shall have the meanings assigned to them in the Asset and Stock Purchase Agreement

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dated as of December 20, 1994 between Lessor, certain of its affiliates and
Healthsource, Inc., as amended by the First, Second and Third Amendments thereto.

      IN WITNESS WHEREOF, the parties have executed this Lease this 31st day of May, 1995.

WITNESS:                      LESSOR:     PROVIDENT LIFE AND
                                          ACCIDENT INSURANCE COMPANY


                                          By: /s/ Thomas R. Watjen
- ------------------------                      ---------------------------
                                          Its: Executive Vice President
                                               --------------------------

                              LESSEE:      HEALTHSOURCE PROVIDENT
                                            ADMINISTRATORS, INC.


                                          By: /s/ Norman C. Payson, M.D.
- ------------------------                      ---------------------------

                                          Its: Duly authorized agent
                                               --------------------------


STATE OF _________________
COUNTY OF ________________


    On the _______ day of __________________, 1995, before me personally came __________________________, who being duly sworn, did acknowledge himself/herself to be the _____________________ of Provident Life and Insurance Company, a Tennessee corporation, and that he/she/they as such ________________________, being authorized to do so, executed the foregoing instrument on behalf of said corporation for the purpose therein contained.



             Notary Public
                             ----------------------------------

                             My Commission expires:










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STATE OF _________________
COUNTY OF ________________

    On the _______ day of __________________, 1995, before me personally came __________________________, who being duly sworn, did acknowledge himself/herself to be the _____________________ of Healthsource Provident Administrators, Inc. and that he/she/they as such ____________________, being authorized to do so, executed the foregoing instrument on behalf of said corporation for the purpose therein contained.




             Notary Public
                             ----------------------------------

                             My Commission expires:














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